UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2025

GameSquare Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39389	99-1946435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6775 Cowboys Way, Ste. 1335 Frisco, Texas, USA	75034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216) 464-6400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GAME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on October 16, 2024, GameSquare Holdings, Inc. (the “Company”) received written notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the then-preceding 30 consecutive business days, the bid price of the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Marketplace Rule 5550(a)(2) (the “Bid Price Rule”). In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the Company was provided with an initial period of 180 calendar days, or until April 14, 2025, to regain compliance with the Bid Price Rule.

On April 16, 2025, the Company received a second notice (the “Second Notice”) from Nasdaq indicating that, while the Company has not yet regained compliance with the Bid Price Rule, the Staff has determined that the Company is eligible for an additional 180 calendar day period, or until October 13, 2025 (the “Second Compliance Period”), to regain compliance. According to the Second Notice, the Staff’s determination was based on (i) the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the Bid Price Rule, and (ii) the Company’s written notice of its intention to cure the deficiency during the Second Compliance Period by effecting a reverse share split, if necessary.

If at any time during the Second Compliance Period, the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq may provide the Company written confirmation of compliance. The Staff may, in its discretion, require the Company to maintain a bid price of at least $1.00 per share for a period in excess of 10 consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance. If the Company chooses to implement a reverse share split, it must complete the split no later than 10 business days prior to the expiration of the Second Compliance Period. If compliance cannot be demonstrated by October 13, 2025, the Staff will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal the delisting determination to a Nasdaq Hearing Panel. There can be no assurance that the Company will regain compliance or otherwise maintain compliance with any of the other listing requirements.

The Company intends to continue to monitor the closing bid price of its common stock and may, if appropriate, consider available options to regain compliance with the Bid Price Rule.

Item 8.01. Other Events.

In connection with the prior acquisition of FaZe Holdings, Inc. by the Company, the Company assumed certain indemnification obligations, including financial responsibility for a portion of the judgement or settlement payment as outlined in the Settlement Agreement described below.

In June 2024, Nathan Carter (“Plaintiff”), a purported stockholder of B. Riley Principal 150 Merger Corp. (“BRPM”), filed an action on behalf of the stockholders of BRPM in the Court of Chancery for the State of Delaware (the “Complaint”) entitled Nathan Carter v. B. Riley Securities, Inc., B. Riley Principal 150 Sponsor Co., LLC, B. Riley Principal Investments, LLC, B. Riley Financial, Inc., Daniel Shribman, Bryant Riley, Nicholas Hammerschlag, Ross Levinsohn, Samuel McBride, and Timothy Presutti – C.A. No. 2024-0605-KSJM. The Complaint arises out of a merger between FaZe Clan, Inc. and BRPM. The merged company was renamed FaZe Holdings, Inc. Plaintiff alleges that the directors, officers, and controllers of BRPM, breached their fiduciary duties to BRPM shareholders by allegedly omitting information from the offering documents, and that such omissions induced shareholders to forgo redemption of their BRPM shares prior to the merger. BRPM denies the allegations.

As noted, the Company is required to indemnify certain of the defendants due to its subsequent acquisition of FaZe Holdings, Inc. The Company, the Plaintiff, and the defendants, recently entered into a Stipulation and Agreement of Settlement, Compromise and Release on February 13, 2025 (the “Settlement Agreement”), which requires approval of the court. In exchange for a release of all claims by Plaintiff and the proposed class from February 23, 2021 to July 13, 2022, BRPM and the Company will each contribute a total of $1,050,000 of cash and Company common stock to resolve the matter. The settlement hearing will be held on May 13, 2025.

On April 22, 2025, the Company determined that such date constituted sufficient advance notice to its stockholders of the Settlement Agreement in the form of this Current Report on Form 8-K, as required by the terms of the Settlement Agreement. The terms and conditions of the Settlement Agreement are set forth in the Settlement Agreement and the Summary Notice of Pendency and Proposed Settlement of Stockholder Class Action, Settlement Hearing and Right to Appear (the “Summary Notice”).

Copies of the Settlement Agreement and Summary Notice are attached hereto as Exhibits 99.1 and 99.2 and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Stipulation and Agreement of Settlement, Compromise and Release dated as of February 13, 2025.
99.2	Summary Notice of Pendency and Proposed Settlement of Stockholder Class Action, Settlement Hearing and Right to Appear.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESQUARE HOLDINGS, INC.
(Registrant)

Date: April 22, 2025	By:	/s/ Justin Kenna
	Name:	Justin Kenna
	Title:	Chief Executive Officer and Director